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                                                                  Exhibit 23.2


                    Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2000 relating to the consolidated financial statements for the year ended December 31, 1999, which appears in Illinois Power Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCooper LLP


PricewaterhouseCoopers LLP
St. Louis, Missouri
April 12, 2002